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Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10006) and Form S-8 (No. 333-14232) of SkyePharma PLC of our report dated June 27, 2005 relating to the financial statements of SkyePharma PLC, which appears in SkyePharma PLC's Annual Report on Form 20-F for the year ended December 31, 2004.

PricewaterhouseCoopers LLP
London, United Kingdom
June 27, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM